Exhibit (h)(15)(v)

FORM OF AMENDMENT NO. 4

FUND OF FUNDS INVESTMENT AGREEMENT

Form of Amendment No. 4, dated November 30, 2023 (“Amendment No. 4”), to the Fund of Funds Investment Agreement, dated as of January 19, 2022 (“Agreement”), among EQ Advisors Trust and 1290 Funds (“EQ Trusts”) and SPDR S&P 500 ETF Trust and SPDR Dow Jones Industrial Average ETF Trust (“SPDR Trusts”).

WHEREAS, the EQ Trusts and the SPDR Trusts desire to update the Agreement to add the EQ/Core Plus Bond Portfolio, effective November 12, 2023;

WHEREAS, the EQ Trusts and the SPDR Trusts desire to update the Agreement to change the name of the 1290 Retirement 2060 Fund to 1290 Avantis U.S. Large Cap Growth Fund, effective November 29, 2023;

NOW THEREFORE, the EQ Trusts and the SPDR Trusts agree to modify and amend the Agreement as follows:

Schedule A. Schedule A to the Agreement, which sets forth the Acquiring Funds, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ Advisors Trust	SPDR S&P 500 ETF Trust
1290 Funds	SPDR Dow Jones Industrial Average ETF Trust

	By:	STATE STREET GLOBAL ADVISORS TRUST COMPANY, not in its general corporate capacity but solely as Trustee of each Acquired Fund

By:	By:
Name: Kenneth Kozlowski		Name:
Title: Senior Vice President and Chief Investment Officer		Title:

SCHEDULE A

FUND OF FUNDS INVESTMENT AGREEMENT

Acquiring Funds

EQ ADVISORS TRUST
1290 VT Convertible Securities Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio
1290 VT Equity Income Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio
1290 VT GAMCO Small Company Value Portfolio
1290 VT High Yield Bond Portfolio
1290 VT Micro Cap Portfolio
1290 VT Moderate Growth Allocation Portfolio
1290 VT Multi-Alternative Strategies Portfolio
1290 VT Natural Resources Portfolio
1290 VT Real Estate Portfolio
1290 VT Small Cap Value Portfolio
1290 VT SmartBeta Equity ESG Portfolio
1290 VT Socially Responsible Portfolio
ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
EQ/2000 Managed Volatility Portfolio
EQ/400 Managed Volatility Portfolio
EQ/500 Managed Volatility Portfolio
EQ/AB Dynamic Aggressive Growth Portfolio
EQ/AB Dynamic Growth Portfolio
EQ/AB Dynamic Moderate Growth Portfolio
EQ/AB Short Duration Government Bond Portfolio
EQ/AB Small Cap Growth Portfolio
EQ/AB Sustainable U.S. Thematic Portfolio
EQ/Aggressive Growth Strategy Portfolio
EQ/All Asset Growth Allocation Portfolio
EQ/American Century Mid Cap Value Portfolio
EQ/American Century Moderate Growth Allocation Portfolio
EQ/Balanced Strategy Portfolio
EQ/Capital Group Research Portfolio
EQ/ClearBridge Large Cap Growth ESG Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio
EQ/Common Stock Index Portfolio
EQ/Conservative Growth Strategy Portfolio
EQ/Conservative Strategy Portfolio
EQ/Core Bond Index Portfolio
EQ/Core Plus Bond Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Equity 500 Index Portfolio
EQ/Fidelity Institutional AM® Large Cap Portfolio
EQ/Franklin Moderate Allocation Portfolio
EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Growth Stock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Technology Portfolio

1290 FUNDS
1290 Avantis U.S. Large Cap Growth Fund
(formerly, 1290 Retirement 2060 Fund)
1290 Diversified Bond Fund
1290 Essex Small Cap Growth Fund
1290 GAMCO Small/Mid Cap Value Fund
1290 High Yield Bond Fund
1290 Loomis Sayles Multi-Asset Income Fund
1290 Multi-Alternative Strategies Fund
1290 SmartBeta Equity Fund
1290 Retirement 2020 Fund
1290 Retirement 2025 Fund
1290 Retirement 2030 Fund
1290 Retirement 2035 Fund
1290 Retirement 2040 Fund
1290 Retirement 2045 Fund
1290 Retirement 2050 Fund
1290 Retirement 2055 Fund